              THE SECURITIES OFFERED HEREIN ARE SUBJECT TO
               SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY

               SECURITIES SUBSCRIPTION AGREEMENT

     1. uniView Technologies Corporation, a Texas corporation (the "Company"), has offered for sale and the undersigned purchaser (the "Purchaser") hereby tenders this subscription and applies for the purchase of shares of Series Q, Class A Preference Shares (the "Class A Preferred Stock") of the Company, [together with the shares of the Company's Common Stock, par value $0.10, issuable upon conversion of the Series Q, Class A Preferred Stock (the "Shares")] at a purchase price per Share of $25,000, and containing all the rights, obligations, and conditions as more fully set out in the form of the Certificate of Designation of Class A Preferred Stock attached hereto as Exhibit "A" and incorporated herein for all purposes (the "Offering"). Together with this Subscription Agreement, the Purchaser is delivering to the Escrow Agent by wire transfer the full amount of the purchase price for the Shares for which it is subscribing pursuant hereto against delivery of the Class A Preferred Stock certificates. Time is of the essence in connection with this Subscription Agreement.

     2. Representations and Warranties of Purchaser. In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

          A. (i) The purchaser has received and carefully reviewed the Company's most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its most recent Registration
     Statement on Form S-3, and its Current Reports on Form 8-K (collectively, the "SEC Reports"), and a copy of the Certificate of Designation for the Series Q Class A Preferred Stock;

               (ii) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the Purchaser;

               (iii) The Purchaser is an accredited investor and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Class A Preferred Stock and acknowledges that an investment in the Class A Preferred Stock entails a number of very significant risks and funds should only be invested by persons able to withstand the total loss of their investment;

               (iv) Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Agreement, the SEC
     Reports  and  the  results  of  independent  investigation  by   the
     Purchaser;

               (v) The Purchaser understands that the Class A Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Class A Preferred Stock;

               (vi) The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; and

     3. Representations of the Company. The Company represents and warrants:

          A.   The Company is a Reporting Issuer as defined by Regulation
     D. The Company is in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          B. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute of regulation, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

          C. The Company is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as a whole.

          D. The execution, delivery and performance of this Agreement and the consummation of the issuance of the Class A Preferred Stock and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company.

          E.    There is no action, suit or proceeding before or  by  any
     court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof.

          F. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under, this Agreement or, the Class A Preferred

     Stock will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or Bylaws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties.

          G. None of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading. The Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

          H. There has been no material adverse change in the financial condition, earnings, business affairs or business prospects of the Company since the date of the Company's most recent SEC Report filed with the Securities and Exchange Commission.

          I.    As  of  the  date  hereof, the conduct  of  the  business
     complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulation ordinance, rule, judgment, order or decree from any governmental authority which would materially adversely affect the business of the Company.

          J. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the Class A Preferred Stock.

          K. There is no action pending for delisting of the Common Stock nor is the Company aware of any threatened action relating thereto.

          L. During the twelve (12) months immediately preceding the date hereof, the Company has not issued any securities pursuant to Regulation S or Regulation D under the Act, except as may be reflected in the Company's filings with the U.S. Securities and Exchange Commission pursuant Sections 13(a) or 15(d) of the Exchange Act.

     4. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. This Agreement shall be null and void if the Company does not accept it as aforesaid. Upon acceptance by the Company and receipt by the Escrow Agent of the total purchase price, the Company will issue to the Escrow Agent one or more certificates for the full number of shares of Class A Preferred Stock subscribed for.

     5. Covenants of the Company. For so long as any Class A Preferred Stock held by the Purchaser remain outstanding, the Company covenants and agrees with the Purchaser that:

          (a) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Class A Preferred Stock.

          (b) It will maintain the listing of its Common Stock on NASDAQ.

     6. Any holder of Series Q Class A Preferred Stock (an "Eligible Holder") may at any time convert any whole number of shares of Series Q Class A Preferred Stock in accordance with this Part. For the purposes of conversion, the Series Q Class A Preferred Stock shall be valued at $25,000 per share ("Value"), and, if converted, the Series Q Class A Preferred Stock shall be converted into such number of Common Shares of the Company $.10 par value (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series Q Class A Preferred Stock being so converted by the "Conversion Price." For purposes of this Part, the "Conversion Price" means Seventy-five percent (75%), or such lesser amount which reflects any penalty which may accrue in accordance with Paragraph 7 of this Subscription Agreement, of the average daily closing bid price of Common Stock as reported by NASDAQ for the period of 5 consecutive trading days immediately preceding the date of the conversion of the Series Q Class A Preferred Stock in respect of which such Conversion Price is determined. The number of Conversion Shares so determined shall be rounded to the nearest whole number of shares.

          6.1 The conversion right provided by the above section may be exercised only by an Eligible Holder of Series Q Class A Preferred Stock, in whole or in part, by the surrender of the share certificate or share certificates representing the Series Q Class A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the
Series Q Class A Preferred Stock so surrendered, if any, by (2) the Conversion Price. Each Series Q Class A Preferred Stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series Q Class A Preferred Stock granted herein (i) share certificates representing the Common Stock purchased by virtue of such exercise, free of restrictive legend or stop transfer orders, shall be delivered to such holder within 5 business days after receipt by the Corporation of the original Notice of Conversion and the certificate representing the Series Q Class A Preferred Stock (the fifth business day after receipt of such original documents, not counting the date of receipt, being the "Delivery Date"), and (ii) unless the Series Q Class A Preferred Stock has been fully converted, a new share certificate representing the Series Q Class A Preferred Stock not so converted, if any, shall also be delivered to such holder on or before such Delivery Date, or carried on the Corporation's ledger, at holder's option. Any Eligible Holder may exercise its right to convert the Series Q Class A Preferred Stock by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series Q Class A Preferred Stock to the Corporation by express courier. Each date on which a telecopied Notice of Conversion is received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will cause delivery of the Common Stock certificates issuable upon conversion of any Series Q Class A Preferred Stock (together with the certificates representing the Series Q Class A Preferred Stock not so converted, if requested) to the Eligible Holder via express courier on or before the Delivery Date if the Corporation has received the original Notice of Conversion and Series Q Class A Preferred Stock certificate being so converted in accordance with this paragraph.

          6.2 All Common Shares which may be issued upon conversion of Series Q Class A Shares will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series Q Class A Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series Q Class A Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series Q Class A Shares shall be proportionately increased.

          6.3 Notwithstanding the provisions hereof, in no event shall the holder be entitled to convert any Series Q Class A Preferred Stock in excess of that number of shares upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso.

     7. Registration. The Company shall be required, at the Company's expense, to effect the registration of twice the number of the Underlying Shares issuable on the "Closing Date" (June 5, 1998) upon conversion of the Class A Preferred Stock under the Act and relevant Blue Sky laws. The Company and the Purchaser shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary
in  order  to  effect  such  registration.  The  Company  shall  file   a
registration statement or amended registration statement and shall use its best efforts to cause such registration statement or amended registration  statement  to  become  effective  as  soon  as  practicable
thereafter.   Such  best efforts shall include, but not  be  limited  to, promptly responding to all comments received from the staff of the Securities and Exchange Commission with respect to such registration
statement   and  promptly  preparing  and  filing  amendments   to   such
registration statement which are responsive to the comments received from
the  staff  of  the  Securities and Exchange Commission.   Once  declared
effective by the Securities and Exchange Commission the Company shall cause such registration statement to remain effective until the earlier of (i) the sale by the Purchaser of all Underlying Shares registered or
(ii) one year after the effective date of such registration statement. In the event the registration statement or amended registration statement is not declared effective within 90 days after the date of filing, at Purchaser's option, either (i) the current Twenty-five percent (25%) discount provided in the Conversion Price shall increase by three percent (3%) and such discount shall continue to increase by two percent (2%) for each thirty (30) day period thereafter until the registration statement is declared effective by the SEC, or until the discount reached is thirty-five percent (35%), and additional Common Stock shall be issued to the Purchaser upon conversion in accordance with such additional discounts, or (ii) Purchaser may convert any whole number of shares of Series Q Class A Preferred Stock into Common Shares of the Corporation pursuant to Regulation S, provided that Purchaser demonstrates to the Corporation's reasonable satisfaction that Purchaser is qualified at all relevant times as an investor under Regulation S.

     8.   Indemnification.
          A. The Purchaser agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Purchaser of any representation, warranty or covenant made by it herein.

          B. The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Company of any representation, warranty or covenant made by it herein.

     9. Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

     10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the City of Dallas, or the state courts of the State of New York sitting in the City of New York, or the state courts of the State of Texas sitting in the City of Dallas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     11. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

     12. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: If to Purchaser, to the address set forth on the signature page of this Agreement and if to the Company, to uniView Technologies Corporation, 10911 Petal Street, Dallas, Texas 75238, or to such other address as the Company or the Purchaser shall have designated to the other by like notice.

     13. Restricted Legend. The Purchaser recognizes that the Class A Preferred Stock, when issued, will not have been registered for public sale under the Securities Act of 1933 (the "Act") or the securities laws of any state and that the share certificate will bear a "Restricted Stock" legend as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES
UNDER SAID ACT, OR (2) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

                            Signatures Follow

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of June 5, 1998.

     The Purchaser declares under penalty of perjury that the statements, representations and warranties contained in the foregoing Securities Purchase Agreement and in the following Purchaser Acknowledgments are true, correct and complete.

PURCHASER:______________________________
          ______________________________
          (Signature)  (Title)
          ______________________________
          (Print Name)

Exact Name(s) in which ownership of Securities is to be registered:
______________________________________

Principal Place of Business:  _________________________________________
                              _________________________________________
                              _________________________________________

Federal Tax ID Number: __________________________________________

Amount of Subscription:    $______________________

AGREED AND ACCEPTED:

UNIVIEW TECHNOLOGIES CORPORATION
By:______________________________
     Patrick A. Custer
     President and CEO

                              APPENDIX "A"
                        PURCHASER ACKNOWLEDGMENTS

     In order to induce the Company to accept the foregoing Securities Purchase Agreement, the Purchaser expressly acknowledges the following by placing his or her initials (or, if the Purchaser is a person other than an individual, the initials of an individual duly empowered to act for the Purchaser) in each of the spaces provided below:

     THE PURCHASER HAS RECEIVED, HAS CAREFULLY REVIEWED INFORMATION ON THE COMPANY AND HAS MADE AN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE INVESTMENT.

     THE PURCHASER HAS CAREFULLY READ THE FOREGOING SECURITIES PURCHASE AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND UNDERSTANDS THE PURCHASER'S REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

     THE  PURCHASER QUALIFIES UNDER THE FOLLOWING CATEGORY OR  CATEGORIES
OF   DEFINITIONS  OF  "ACCREDITED  INVESTOR"  (INDICATE  EACH  APPLICABLE
CATEGORY):

     (1)  The  Purchaser is a natural person whose individual net  worth,
          or   joint  net  worth  with  that  person's  spouse,   exceeds
          $1,000,000.

          (______)  Yes       (______)  No

     (2) The Purchaser is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of realizing the same income level in the current year.

          (______)  Yes       (______)  No

     (3)  The  Purchaser  is  a broker or dealer registered  pursuant  to
          Section 15 of the Securities Exchange Act of 1934, as amended.

          (______)  Yes       (______)  No

     (4) The Purchaser is an insurance company, a registered securities broker or dealer, a licensed Small Business Investment Company, a registered investment company, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a private business development company as defined in
          Section 202(a)(22) of the Investment Advisers Act of 1940.

          (______)  Yes       (______)  No

     (5) The Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (6) The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

          (______)  Yes       (______)  No

     (7) The Purchaser is a bank, savings and loan association or similar institution acting in its individual or fiduciary capacity, or an employee benefit plan with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (8) The Purchaser is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (9) The Purchaser is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (10) The Purchaser is an entity in which all of the equity owners are accredited investors or individuals who are accredited investors (as defined above).

          (______)  Yes       (______)  No

     IN WITNESS WHEREOF, the Purchaser has executed and delivered this Purchaser Acknowledgment as of the day and year specified above.

Official Signatory of Purchaser:

Name of Company: ___________________

By:  _______________________________
     (Signature)

Name Printed: _______________________
Title:  ______________________________